OLD REPUBLIC
   INTERNATIONAL CORPORATION


                  Notice of the Annual Meeting of Shareholders

                             To be held May 26, 2006


To the Shareholders of
     OLD REPUBLIC INTERNATIONAL CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of OLD REPUBLIC INTERNATIONAL CORPORATION will be held in Room 2200 at the offices of the Company, 307 North Michigan Avenue, Chicago, Illinois 60601, on Friday, May 26, 2006 at 3:00 P.M. Central Daylight Savings Time, for the purpose of considering and acting upon the following matters:


1.   The election of four Class 1 directors;

2.   To  consider   and  act  upon  a  proposal  to  approve  the  Old  Republic
     International Corporation 2006 Incentive Compensation Plan; and

3.   To transact such other business as may properly come before the meeting.


     Shareholders of record at the close of business on March 21, 2006 will be entitled to vote, either in person or by proxy. Shareholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.


     The annual report of the Company for the year 2005 is being mailed to all shareholders of record with this Notice and the Proxy Statement.


     By order of the Board of Directors.


                                                  SPENCER LEROY III
                                                  Secretary

Chicago, Illinois
March 31, 2006

                                 Proxy Statement
                     OLD REPUBLIC INTERNATIONAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 26, 2006


                               GENERAL INFORMATION

     This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware corporation (the "Company"), 307 North Michigan Avenue, Chicago, Illinois 60601, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of shareholders to be held on May 26, 2006 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the shareholders is March 31, 2006.

     The proxy is revocable at any time before it is voted by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

     If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor if any nominees are unable or refuse to serve); for the approval of the Company's 2006 Incentive Compensation Plan; and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

     The Company has one class of stock outstanding, Common Stock, $1.00 par value per share ("Common Stock"). On February 2, 2006, 229,597,096 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the meeting. Shareholders of record as of the close of business on March 21, 2006 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

                         PRINCIPAL HOLDERS OF SECURITIES

     The following tabulation shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company;
(ii) each director and executive officer of the Company; and (iii) all directors and executive officers, as a group: (a) the total number of shares of Common Stock beneficially owned as of March 1, 2006 and (b) the percent of the class of stock so owned as of the same date:

                                                                                        Amount and
                                                                                        Nature of            Percent
                                                          Name of                       Beneficial             of
          Title of Class                             Beneficial Owner                   Ownership            Class(*)
------------------------------------    ------------------------------------------    --------------        ----------
Common Stock
Shareholders' beneficial ownership      Franklin Mutual Advisors, LLC.                   17,211,645  (1)        7.5
of more than 5% of the Common Stock     51 John F Kennedy Parkway
(excluding directors)                   Short Hills, NJ  07078

                                        Franklin Resources, Inc.                         12,207,540  (1)        5.3
                                        One Franklin Parkway
                                        San Mateo, California  94403-1906

                                        Inter Capital Company of Chicago as the
                                        trustee of the
                                        Old Republic International Corporation           11,657,768  (2)        5.1
                                        Employees Savings and Stock
                                        Ownership Plan
                                        Messrs. Bischof,  Legg, Popp, Steiner and
                                        Zucaro as members of  The
                                        Executive Committee
                                        307 North Michigan Avenue
                                        Chicago, Illinois 60601

                                                                                      Other Shares                  Percent
                          Name of         Shares Subject to    Shares Held by         Beneficially                     of
Common Stock          Beneficial Owner     Stock Options(*)   Employee Plans (*)       Owned (*)          Total     Class(*)
-----------------   -------------------   -----------------  -------------------   -----------------   -----------  --------

 Directors' and      Harrington Bischof              -                  -                20,239(4)         20,239       **
 executive           Jimmy A. Dew                 657,188            153,164 (3)        545,538(5)      1,355,890      0.6
 officers'           John M. Dixon                   -                  -                 7,684             7,684       **
 beneficial          James A. Kellogg              44,445             34.125 (3)        375,562           454,132      0.2
 ownership           Peter Lardner                   -                 7,379             84,378(6)         91,757       **
                     Wilbur S. Legg                  -                  -                87,780(7)         87,780       **
                     Spencer LeRoy III            322,578             11,853 (3)         57,722(8)        392,153      0.2
                     Karl W. Mueller               10,625               -                 1,250            11,875       **
                     Christopher S. Nard          321,307              7,842              1,000           330,149      0.1
                     John W. Popp                    -                  -                19,500            19,500       **
                     William A. Simpson           797,343             77,967 (3)        318,984(9)      1,194,294      0.5
                     Arnold L. Steiner               -                  -               820,869(10)       820,869      0.4
                     Fredricka Taubitz               -                  -                 5,000             5,000       **
                     Charles  F. Titterton           -                  -                 8,561             8,561       **
                     Dennis Van Mieghem              -                  -                 5,500(11)         5,500       **
                     Steven R. Walker                -                  -                 4,840(12)         4,840       **
                     William G. White, Jr.           -                  -                87,210            87,210       **
                     Rande K. Yeager               27,720             15,909 (3)          1,250            44,879       **
                     Aldo C. Zucaro             1,253,438            260,964 (3)        764,142         2,278,544      0.9

                     All executive officers
                     and directors,
                     as a group (20)            3,498,894            593,090          3,226,134         7,318,118      3.1
 ============================================================================================================================

* Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Common shares used for calculation purposes include the equivalent common shares that may be issued upon conversion by the beneficial owner of Preferred Stock convertible within 60 days.

**   Less than one-tenth of one percent.

(1) Reflects the number of shares shown in the most recent Schedule 13G filings with the Securities and Exchange Commission through February 15, 2006. Franklin Mutual Advisers, LLC., a subsidiary of Franklin Resources, Inc., reports that it has advisory contracts pursuant to which Franklin Mutual Advisors, LLC is granted investment and voting powers over these securities and for Rule 13d-3 purposes may be considered the beneficial owner of these shares. Both entities state that the voting and investments of each are exercised independently.
(2) Under the terms of the Old Republic International Corporation Employees Savings and Stock Ownership Plan ("ESSOP"), a participant is entitled to vote the Company stock held by the ESSOP, the shares of which have been allocated to the participant's account. The Executive Committee of the Company, pursuant to the ESSOP, is authorized to vote the Company stock held by the ESSOP until such time as the shares of such stock has been allocated to a participant's account or where a participant fails to exercise his or her voting rights. Additionally, the Executive Committee may be deemed to have investment power with respect to stock held by the ESSOP. The Executive Committee is composed of Messrs. Bischof, Legg, Popp, Steiner and Zucaro. Under the rules of the Securities and Exchange Commission, each of them may be deemed to be the beneficial owner of such shares of Common Stock by virtue of such shared voting and investment power.
(3) Includes only the shares that have been allocated to the employer matching and employee savings accounts of the director or executive officer as a participant in the ESSOP. Excludes those shares for which the director or executive officer may be deemed to have investment and voting power as a result of being a member of the Executive Committee. Includes shares of the Company's stock held in the Bituminous Casualty Corporation 401K Plan for Mr. Lardner and shares of the Company's stock held by the RMIC Profit Sharing Plan for Messrs. Dew and Simpson.
(4)  Includes 8,437 shares held in trust for Mr. Bischof's benefit.
(5)  Includes 209,471 shares owned by Mr. Dew's wife.
(6) Includes 56,258 shares held in a living trust of which Mr. Lardner's wife is the trustee and for which Mr. Lardner disclaims beneficial ownership. Excludes 8,085 shares held in trust for Mr. Larder's wife as an income beneficiary for which Mr. Lardner disclaims beneficial ownership.
(7) Includes 80,415 shares held in trust for Mr. Legg's benefit and 7,365 shares held in trust for Mrs. Legg's benefit for which Mr. Legg disclaims beneficial ownership.
(8)  Includes 16,617 shares held in trust for Mr. LeRoy's benefit.
(9)  Includes 134,648 shares owned by Mr. Simpson's wife.
(10) Includes 270,237 shares owned by Mr. Steiner directly, 22,350 shares owned by Mr. Steiner's wife directly, 528,281 shares held in trust for Mr. Steiner's children. Excludes 91,201 shares held by the Steiner Foundation for which Mr. Steiner disclaims beneficial ownership.
(11) Includes 1,250 shares owned by Mr. Van Mieghem's wife and 125 shares held in trust for Mr. Van Mieghem's benefit.
(12) Includes 3,715 shares held in trust for Mr. Walker's benefit.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based solely on reports and other information submitted by executive officers, directors and such other persons required to file, the Company believes that during the year ended December 31, 2005 all reports required by Section 16(a) have been properly filed except that through an oversight by his agents, Mr. Steiner made two late filings concerning shares sold by a limited liability corporation of which he was both an equity owner and a manager. Neither filing was made more than two days late.

               THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

     The Company's Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company's results of operations and proposed plans and business objectives through periodic reports sent to them by the Company's management or presented at Board and Committee meetings. The Board met four times last year, once each quarter. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and Committees on which each served during 2005.

     Nine  of  the  Company's   thirteen  current  directors  have  no  material
relationships with the Company, apart from their directorships, and are independent, as that term is used in Section 303A.02 of the Listing Standards of the New York Stock Exchange ("NYSE"). The independent directors as determined by the Board of Directors, are Messrs. Bischof, Dixon, Legg, Popp, Steiner, Titterton, Van Mieghem, White and Ms. Taubitz. The independent directors have selected from among themselves a Lead Director and met on a regular basis during 2005 in executive sessions apart from the non-independent directors and management. The Lead Director position rotates among the independent directors for terms not exceeding two years each. His or her successor will be nominated by the Nominating Committee and elected by the independent directors. The Lead Director for 2005 was Wilbur Legg. Succeeding him as the Lead Director in 2006 will be Arnold L. Steiner. Any interested party wishing to express concerns to the Lead Director or the independent directors may do so by writing to:

                  Old Republic International Corporation
                  307 North Michigan Avenue
                  Chicago, Illinois 60601

     The Company's Secretary will promptly forward all such correspondence to the Lead Director.

Directors' Compensation

     Directors of the Company receive an annual retainer of $28,800 plus $2,400 for each Board or Committee meeting they attend. Directors of the Company or any of its subsidiaries who are full time employees do not receive an annual retainer but receive $2,400 for each meeting they attend, as members, of the Board or a Committee of the Company, other than meetings of the Executive Committee. Mr. Popp as Chairman of the Audit Committee is paid an additional annual retainer of $15,000. Several independent directors also serve as directors for subsidiary companies. The fees for their serving on the boards and committees of these companies ranged from $1,500 to $18,000 for 2005. The total compensation paid to the Company's independent directors varied depending upon the number of boards and committees on which each director served. However, the total annual compensation paid, whether by the Company or a subsidiary, to each independent director ranged from $73,500 to $146,000 for 2005. The Company and its subsidiaries, also, either directly pay, or reimburse directors for travel, lodging and related expenses incurred in attending meetings.

 Board Committees

     The Board of Directors has four principal standing committees.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between the meetings of the Board, except as provided in the By-laws or limited by the provisions of the General Corporation Law of the State of Delaware. The Committee operates pursuant to a written charter. It is authorized to evaluate the performance of senior executives, to review and approve the Company's investment policy, to review and approve the Company's dividend and capitalization policies, and to evaluate and make recommendations with regard to executive succession. The Committee also supervises the Company's pension and Employees Savings and Stock Ownership plans. The Committee, which is currently composed of Messrs. Bischof, Legg, Popp, Steiner, and Zucaro, met four times during 2005 and took action by unanimous written consent three times. Mr. Zucaro is Chairman of the Committee.

     The Audit Committee is empowered to oversee the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent qualifications and performance of the Company's internal and external auditors and the selection of the Company's independent external auditors. The Committee also is required to annually produce a report which is printed below. The Committee operates pursuant to a written charter, approved by the Board of Directors, a copy of which is attached as Exhibit A, and is subject to an annual performance evaluation. While information appearing on the Company's website is not incorporated by reference in this Proxy statement, the Committee's charter may be viewed on the Company's website at www.oldrepublic.com. Printed copies are available to shareholders of the Company upon request. The Committee is composed of eight independent directors who are considered by the Board of Directors to be financially literate. The Committee members currently are: Messrs. Bischof, Legg, Popp, Steiner, Titterton, Van Mieghem, White and Ms. Taubitz. The Audit Committee had four regularly scheduled meetings during 2005, three meetings with the Company's independent auditors prior to the Company's filing of quarterly reports, and it held four special meetings which included meetings with the Company's Chief Financial Officer and independent auditors. Mr. Popp is the Committee Chairman. Each member was considered in the judgment of the Company's Board of Directors to be independent, as that term is used in paragraph (b)(1)(ii) of the SEC's Rule 10A-3 and Section 303A.02 of the NYSE's Listing Standards. No member served on the audit committees of three or more unrelated publicly held companies. Four members of the Committee, Messrs. Popp, Titterton, Van Mieghem and Ms. Taubitz, each qualify in the judgment of the Board of Directors as an audit committee financial expert, as that term is used in Item 401(h) of the SEC's Regulation S-K. A member of the Audit Committee during 2005 and for many years before that, Mr. William G. White, Jr. has indicated that he will not stand for re-election when his term expires with the shareholders' meeting on May 26, 2006.

     For the year ended December 31, 2005, the Committee selected the accounting firm of PricewaterhouseCoopers LLP ("PwC") as its independent registered public accounting firm ("independent auditors") to examine the Company's consolidated financial statements. A member of PwC is expected to attend the Company's Annual Meeting of Shareholders. The firm's members will be provided with an opportunity to make an appropriate statement, if so desired, and will be available to respond to questions. PwC's aggregate fees incurred by the Company for professional services for the past five years are shown below. The Company has been advised that PwC's much greater fees for 2004 and 2005 are primarily reflective of the firm's added work to comply with its interpretation of requirements imposed by the Sarbanes Oxley Act and the Public Companies Accounting Oversight Board.

     Type of Fees                         2005             2004             2003             2002             2001
     ------------                     -------------    -------------    -------------    -------------    -------------
     Audit Fees (a).................   $ 3,992,418      $ 6,664,745      $ 1,808,879      $ 1,430,778      $ 1,392,405
     Audit Related Fees (b).........       581,709          467,184          351,163          281,025          252,200
     Tax Fees.......................         8,772            8,199             -                -                -
     All Other Fees.................         3,000            8,411            8,145             -                -
                                      -------------    -------------    -------------    -------------    -------------
            Total...................   $ 4,585,898      $ 7,148,539      $ 2,168,187      $ 1,711,803      $ 1,644,605
                                      =============    =============    =============    =============    =============

     (a) The total 2004 fees of $7,148,539 shown above are $573,738 higher than previously reported, and reflect final billings by PwC subsequent to the preparation of the 2005 Proxy Statement.
     (b) Includes fees relating to audits of the company's various benefit plans and actuarial opinions of the Company's loss and loss adjustment expense reserves required by insurance regulations.

     The term "Audit Fees" refers to fees for professional services rendered by PwC for the audit of the Company's annual financial statements included in the Company's Form 10-K and review of financial statements included in the Company's Forms 10-Q and services that are normally provided by PwC in connection with audits of statutory financial statements and regulatory filings. "Audit Related Fees" refers to fees for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees". They consisted primarily of fees for actuarial opinions required for regulatory purposes on insurance subsidiaries' claim reserves, audits of employee benefit plans and assistance in certain state insurance department examinations. "Tax Fees" refers to fees for professional services rendered by PwC for tax compliance. The term "All Other Fees" refers to fees for products and services provided by PwC, other than those reported under the preceding categories, and consisted of a charge for utilizing certain software for the Company's Canadian operations.

     The Charter of the Audit Committee requires that the Audit Committee pre-approve all non-audit work to be performed by the Company's independent auditors. In determining whether to approve non-audit services to be performed by the audit firm, the Audit Committee will consider whether the services in question facilitate the performance of the audit, improve the Company's financial reporting process or are otherwise in the Company's or the public's interest. All (100%) of the Audit-Related Fees, Tax Fees and All Other Fees billed to the Company in 2005 and 2004 were approved by the Audit Committee pursuant to the pre-approval waiver requirements of Rule 2-01(c)(7)(i)(C) of the SEC's Regulation S-X. The Audit Committee has determined that these other services and products rendered by PwC were not incompatible with PwC's independence as the Company's auditors.

     PwC has advised the Committee that all persons engaged in the Company's independent audit were full-time permanent employees of PwC. No decision has as of yet been made with respect to the selection of an independent auditor for fiscal 2006 and, accordingly, the Company is unable to submit the retention of independent auditors to a vote of the shareholders.

                         AUDIT COMMITTEE REPORT FOR 2005

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     In accordance with its written Charter, the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     As part of its function, it recommended to the Board of Directors the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for 2005.

     During 2005, the committee discussed the interim financial and other information contained in each quarterly report to the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, Controller and the independent auditors prior to its release. The Committee regularly met with the Company's legal counsel to review litigation involving the Company or its subsidiaries and ascertain that the Company complied with applicable laws and regulations.

     The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements contained in the Annual Report on Form 10-K for the year 2005. In addition, the Committee discussed with the independent auditors matters to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed with PwC the independence of the registered public accounting firm.

     Following these discussions and reviews, the Committee recommended to the Board of Directors and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year 2005 filed with the Securities and Exchange Commission.

                               Audit Committee
                               John W. Popp, Chairman     Fredricka Taubitz
                               Harrington Bischof         Charles F. Titterton
                               Wilbur S. Legg             Dennis P. Van Mieghem
                               Arnold L. Steiner          William G. White, Jr.

     The Nominating Committee is empowered to develop and oversee the Company's policy on the size, composition and qualifications of the Board of Directors. The Committee is authorized to establish procedures to identify and recommend qualified candidates for election to the Board. The Committee is also responsible for establishing and overseeing compliance with corporate governance principles and procedures for the nomination process. The Committee operates pursuant to a written charter approved by the Board of Directors and is subject to an annual performance evaluation. While information appearing on the Company's website is not incorporated by reference in this Proxy statement, the Committee's charter may be viewed on the Company's website at www.oldrepublic.com. Printed copies are available to shareholders upon request. The Committee is composed of five independent directors Messrs. Bischof, Dixon, Legg, Steiner, and Titterton, of which Mr. Bischof is the Chairman. Each member of the Committee is considered independent in the judgment of the Company's Board of Directors and according to the Listing Standards of the NYSE. The Committee met four times during 2005.

      OLD REPUBLIC INTERNATIONAL CORPORATION CORPORATE GOVERNANCE OVERVIEW

     For several years the Company has been guided by many of the principles of director independence and qualifications now required by the rules of the SEC and NYSE. Subsequent to the promulgation of these regulations, the Company codified a number of its existing governance practices and adopted all additional practices required by these rules. Sixty-nine percent of the Company's current Board membership is considered to meet the appropriate criteria for independence.

     The Audit, Compensation and Nominating Committees of the Board are each standing committees comprised entirely of independent directors who possess the professional qualities set forth by these regulations. The Company's Board of Directors has a Lead Director who chairs meetings of the independent directors.

     While information appearing on the Company's website is not incorporated by reference in this Proxy statement, the Company's Corporate Governance Guidelines, Code of Ethics for the Principal Executive Officer and Senior Financial Officers and its Code of Business Conduct and Ethics, may be viewed on line on the Company's website at www.oldrepublic.com. Printed copies are available to shareholders upon request to the Investors Relations Department at the Company's Chicago Home Office.

     Shareholders of the Company may communicate with the Board of Directors as a whole or with any individual director. The communications must be in writing and sent in care of the Company's Secretary at the Company's office. The Secretary will forward the communications to the intended recipient as soon as they are received.

               CONSIDERATION AND EVALUATION OF DIRECTOR CANDIDATES

     The Company's Board of Directors views its primary mission as (a) rewarding its shareholders by establishing policies whose objectives are to grow corporate earnings and shareholders equity over the long term, while increasing the Company's regular dividend payout; and (b) overseeing the Company's businesses in a sound, conservative manner to assure their profitable growth and the capacity to honor their just obligations to assureds and beneficiaries of the Company's insurance contracts.

     Currently the Board is composed of thirteen persons of whom nine are independent. While it is the Company's longer term objective to reduce the size of its Board of Directors from thirteen to between nine and eleven and to increase the representation of independent directors, two director candidates presented themselves this year who were judged by the Nominating Committee and the full Board of Directors to be exceptional candidates. Recently retired from careers spanning over 30 years in the title insurance and mortgage banking industries, respectively, Messrs. Steven R. Walker and Leo E. Knight, Jr. would bring valuable expertise to the Board of Directors and the Company. The Company's subsidiaries have known and dealt with both individuals for many years, and both would qualify as independent directors in the future.

     When the Board of Directors considers new director candidates, it seeks strong candidates who, ideally, meet appropriate standards of director independence, are, or have been, senior executives of businesses or professional organizations, and have significant business, financial, accounting and/or legal backgrounds related to the Company's operations, markets and/or clients. The Board will consider any such strong candidate provided he or she possesses the following personal characteristics: (i) business and professional community respect for his or her integrity, ethics, principles, insights and analytic ability; and (ii) ability and initiative to frame insightful questions, to speak out when appropriate, to challenge questionable assumptions, and to disagree in a constructive fashion.

     The  Company's  insurance  business  is  managed  through  three  principal segments,  each  of  which  is  broadly  dispersed  geographically.  Each of the segments and their insurance subsidiaries are highly regulated by state and federal governmental agencies as to their business, accounting and financial reporting practices. In part, as the result of the specialized nature of its businesses and their regulations, it is the Company's view that at least two to four years are normally required for a new director to develop sufficient knowledge of the business to become a fully productive and effective contributor to the Company's governance. Reflecting this, each director must agree to serve one or more three-year terms on both the Company's Board and the board of one or more of its subsidiaries and a number of their corresponding committees. The commitment of a substantial expenditure of time for meeting preparation, meetings and travel is essential to the performance of a director's responsibilities.

     Owing to the inherently long-term nature of much of the Company's business, a demonstrated long-term orientation in a candidate's business dealings is considered very important. A nominee must commit to acquiring, and retaining during his or her tenure on the Board, a significant ownership in the Company's common stock. Similarly, no director may have any significant conflict of interest with the Company or any of its subsidiaries which would affect the director's judgment in dealing with their affairs.

     In addition to the above minimum criteria, the Nominating Committee seeks additional background qualities or experience such as a certified public accountancy with responsibilities in audit practice, experience as a senior financial officer in an insurance or financial institution with revenues in excess of $100 million, relevant background in insurance or corporate securities and/or tax law or other pertinent qualities resulting from an individual's business management experience.

     The Nominating Committee evaluates and proposes candidates to the Board at large for approval and slating. It is the policy of the Nominating Committee to consider director candidates nominated by shareholders. Any name presented for consideration must be submitted to the Lead Director with a copy to the Secretary of the Corporation for its records no later than 120 days before the anniversary of the date of the Company's last previous proxy statement. It should be accompanied by a brief description of the person's qualifications plus additional sources of relevant information which will assist the Committee in its investigation of the person's background and qualifications. All candidates nominated by the shareholders will be evaluated on the basis of the same minimum criteria and additional background qualifications and experience enumerated above. A candidate who does not satisfy the minimum criteria enumerated above will not be nominated by the Nominating Committee to the Board. Given the long-term nature of the Company's business, nominees should not be presented if they are regarded simply as representatives of a particular shareholder or group of shareholders with a short-term orientation.

     The Company does not require its Board of Directors to attend annual meetings of its shareholders. The meetings are conducted by the Chairman of the Board who represents the entire Board for purposes of such meetings.

     The Compensation Committee, is empowered to develop, review and supervise the employee benefit plans of the Company, to fix the compensation of senior executive officers, and to evaluate their performance. The Committee also is required to annually produce a report on executive compensation which is printed below and is subject to an annual performance evaluation. The Committee operates pursuant to a written charter approved by the Board of Directors. While information appearing on the Company's website is not incorporated by reference in this Proxy statement, the Committee's charter may be viewed on the Company's website at www.oldrepublic.com. Printed copies are available to shareholders upon request. The Committee is composed of seven directors, Messrs. Bischof, Dixon, Legg, Popp, Steiner, Van Mieghem and White. Mr. Dixon is the Committee's Chairman. Each member of the Committee is considered independent in the judgment of the Company's Board of Directors and according to the listing standards of the NYSE. The Committee met five times during 2005.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries, nor has any executive officer of the Company served as a director or member of a compensation committee for any company that employs any Director of the Company or member of the Compensation Committee.

    REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE MANAGEMENT COMPENSATION

     The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

     The Compensation Committee of the Board of Directors (the "Committee") of Old Republic International Corporation (the "Company") evaluated and approved the overall compensation, policies and practices for the Company's management, including its Chief Executive Officer ("CEO") and other executive officers, and the management's range of compensation for other employees of the Company and its subsidiaries. It, also, reviewed the Company's Key Employees Performance Recognition Plan ("KEPRP"), the Stock Option Plan (the "Plan"), and the Employees Savings and Stock Ownership Plan ("ESSOP").

     In making its evaluations, the Committee retained an independent compensation consultant who reviewed the Company's compensation program and its KEPRP and Plan and compared them to the compensation and benefit programs of other companies including the Company's Peer Group of companies listed on page
17. The consultant also reviewed the Committee's procedures. Further, the Committee considered a large number of factors including those set forth under "Compensation Policies" herein, together with other matters such as the inflation rate and the Company's past performance, generally over consecutive five-year time frames. The Committee did not consider such factors based upon any scientific or other formula nor on any quantitative analysis of the relationship among such factors. Rather, the Committee's evaluation was subjective since each Committee member exercised his common sense and reasonable business judgment in attaching varying degrees of importance to each such factor.

Compensation Policies

     The Company's compensation policies and practices, particularly as they apply to its executive officers, including the CEO, are intended to achieve the following major objectives:

1. To set annual salaries (base income) for key executive officers at amounts which: a) are reasonably competitive in the context of prevailing salary scales; and (b) in the Committee's judgment provide a fixed, reasonable source of current income during the period of employment. Other sources of executive compensation discussed in separate sections hereunder are not taken into account when setting base annual salaries. Among the factors considered in varying degrees, as previously noted, are business size, level of responsibility, complexity of operations, long term performance, term of service, commitment to Old Republic's long term objectives, and future prospects. Additionally, the Committee takes into account prevailing salary scales in the insurance industry, trends in salary levels published in compilations and reports, and data contained in the proxy statements of publicly held insurance organizations whose assets, revenues, and net income are larger, smaller, or approximately the same as the Company's. These insurance organizations include but are not limited to those that are a part of the Peer Group comparisons on page 17 of this Proxy Statement.

2. To afford personnel an opportunity and incentive to increase their base income over time through participation in incentive compensation and related stock option and savings programs. With respect to all such programs the Committee has approved various criteria, the objectives of which are to: (a) establish tangible means of evaluating the overall financial performance of the Company or individual operating centers; (b) align performance criteria with shareholders' interests by establishing minimum requirements relative to such performance indicators as return on equity, return or profit margin on revenues, and increases in earnings; and
     (c) encourage a long-term commitment to the Company.

     In addition, the Committee considers a variety of intangible and other subjective factors such as each person's likely future contribution to the Company's successful growth, his or her level and years of experience, the current state and prospects of the industry or segment(s) thereof, and the Company's long-term goals and strategies which may from time to time require temporary investment in personnel resources in the absence of immediate positive results. Further, the Committee considers the compensation and benefits previously paid to its executive officers.

     In making its performance evaluations, the Committee takes the shareholders' interests into account from the standpoints of both total market return for the Common Stock as well as the Company's intrinsic performance as such and relative to the Company's Peer Group. However, the Committee places greater emphasis on the latter two factors since total market return is influenced materially by the vagaries of the securities markets, over which the Company, its Board, and management have little control.

     Based on a review and evaluation of all the above factors and data, the Committee believes that the total cash compensation (base salary and cash incentive compensation) of the CEO and key executives are within a range that encompasses the median cash compensation of the above mentioned insurance organizations.

Compensation of the Chief Executive Officer

     With specific reference to the CEO's compensation, the Committee has taken into account all of the factors and objectives discussed above. In addition, special emphasis is placed on such other considerations as the CEO's vision and planning for the Company's future and the strategies implemented for their realization, his leadership qualities and judgment, and his commitment to and abilities in setting and promoting the character of the organization in the best interests of its insurance subsidiaries, insurance beneficiaries, employees, and shareholders. The Committee's evaluation of the CEO's performance takes place without his presence.

     Mr. Zucaro joined the Company in 1976 as Executive Vice President and Chief Financial Officer. He was promoted to President in 1981, to Chief Executive Officer in 1990, and to Chairman in 1993 while retaining his offices as President and Chief Executive Officer. Until 1989, Mr. Zucaro's cash compensation consisted solely of a base annual salary and a small amount of fees earned in his capacity as a director of a number of the Company's subsidiaries. His other compensation was fully deferred pursuant to his participation in the Company's KEPRP, ESSOP, and stock option plans. Since 1990, his cash compensation has included 50% of the awards granted to him under the Company's KEPRP.

     The following table reflects certain key data pertaining to the Company's performance during the past five years together with the CEO's compensation during that period. The Company's performance was a significant factor in the Committee's evaluation of the CEO's and other executives' cash and deferred compensation and stock option awards. It, however, was only one of the many factors cited under "Compensation Policies" above, the relative significance of which was left to the subjective business judgment of the Committee.

Summary of Company Performance and CEO Compensation
----------------------------------------------------------------------------------------------------------------------------
Company Performance Indicators (a)
(Amounts in millions, except per share and percentage values)
----------------------------------------------------------------------------------------------------------------------------
                                                                                       2005    2004    2003    2002    2001
                                                                                        vs.     vs.      vs.    vs.     vs.
                                 2005       2004       2003       2002       2001      2004    2003    2002    2001    2000
                               -----------------------------------------------------  --------------------------------------
Consolidated Totals:
-------------------
Assets                         $11,543.2  $10,570.8  $9,712.3   $8,715.4   $7,920.2     9.2%    8.8%   11.4%   10.0%    8.8%
Shareholders' equity             4,024.0    3,865.6   3,553.6    3,155.8    2,783.7     4.1     8.8    12.6    13.4    14.1
Net revenues                     3,805.9    3,491.6   3,285.8    2,756.4    2,373.4     9.0     6.3    19.2    16.1    14.6
Net operating income               509.1      404.1     447.2      383.8      330.7    26.0    -9.6    16.5    16.1    20.0
Net income                     $   551.4  $   435.0  $  459.8   $  392.9   $  346.9    26.8    -5.4    17.0    13.3    16.6
Percent return on equity           14.3%      12.2%     14.6%      14.1%      14.2%    17.2   -16.4     3.5    -0.7     5.2

Per Share Data:
--------------
Book value at end of year      $   17.53  $   16.94  $  15.65   $  13.96   $  12.48     3.5     8.2    12.1    11.8    13.5
Net operating income (diluted)      2.19       1.75      1.95       1.68       1.46    25.1   -10.2    15.6    14.9    20.1
Net income (diluted)           $    2.37  $    1.89  $   2.01   $   1.73   $   1.54    25.4%   -6.0%   16.2%   12.2%   16.6%

Total Return (e):
---------------
  Book return                      11.2%      10.8%     18.6%      14.5%      16.4%
  Market return                    10.3%       1.8%     41.8%       2.2%     -10.7%

============================================================================================================================
CEO Compensation: A.C. Zucaro
(Amounts in thousands, except per share and percentage values)
----------------------------------------------------------------------------------------------------------------------------

Cash Compensation:
-----------------
  Base salary                  $   663.3  $   643.3  $  620.0   $  590.0   $  563.0     3.1%    3.8%    5.1%    4.8%    2.4%
  Incentive award                  540.3      325.0     584.2      510.1      327.0    66.2   -44.4    14.5    56.0    47.4
  Directors fees                    47.9       49.9      57.7       48.9       44.8    -4.0   -13.5    18.0     9.2     0.0
  Other (c)                         10.6        9.9       7.6        5.7        5.6     7.1    30.3    33.3     1.8     0.0
                               ----------------------------------------------------- ---------------------------------------
     Total                       1,262.1    1,028.1   1,269.5    1,154.7      940.4    22.8%  -19.0%    9.9%   22.8%   14.3%
                               ----------------------------------------------------- ---------------------------------------

Deferred Compensation (b):
-------------------------
  Incentive award                  556.6      337.4     594.5      524.2      327.1    65.0%  -43.2%   13.4%   60.3%   46.4%
  Stock options                  1,475.6      487.0   1,878.7    1,319.9    1,763.8   203.0   -74.1    42.3   -25.2    36.1
  Other (d)                         14.7       14.7      10.0       10.0        7.8     0.0    47.0     0.0    29.9   -25.0
                               ----------------------------------------------------- ---------------------------------------
     Total                       2,046.9      839.1   2.483.2    1,854.1    2,098.7   143.9   -66.2    33.9   -11.7    37.2
                               ----------------------------------------------------- ---------------------------------------
Cash & Deferred Compensation   $ 3,309.0  $ 1,867.2  $3,752.7   $3,008.8   $3,039.1    77.2%  -50.2%   24.7%   -1.0%   29.2%
----------------------------   ===================================================== =======================================

Number of Options Awarded          280.0      112.5     346.8      346.8      318.7   148.9%  -67.6%    0.0%    8.8%    6.2%
Per Share Strike Price         $   22.35  $   18.41  $  19.32   $  14.37   $  16.86    21.4%   -4.7%   34.4%  -14.8%   17.4%
                               ===================================================== =======================================

Estimated annual pension
 benefit at retirement         $   262.7
                               ==========
============================================================================================================================

(a) This data was taken from the Company's audited financial statements and stock market tables as applicable. Return on equity is calculated by dividing each year's net income by the common shareholders' equity balance at the beginning of the year. Net operating income is defined as net income before extraordinary items, realized investment gains or losses and accounting changes; both net operating income and net income per share are shown after deduction of preferred stock dividends, as applicable.
(b) In this table, Deferred Incentive Compensation includes the deferred portion of awards granted under the Company's KEPRP, which prior to 2005 has not been interest bearing, and the employer matching contribution to the ESSOP. The KEPRP was amended in 2005 to allow an interest factor to be applied to awards granted in 2005 and subsequent years. Under the proposed 2006 Incentive Compensation Plan it is anticipated that an interest factor will also be applied to the deferred portion of 2005 and subsequent years' deferred award balances. Both the cash and deferred portion of the KEPRP and the stock options values shown are attributed to the results of the year upon which the award was largely based, even though the award was granted in the following year.

     Stock Options have been valued using the Black-Scholes option valuation model which is also utilized by the Company in expensing stock option awards in its financial statements. The assumptions used for the most recent year can be found as a footnote to the Option Grant Table shown on page 15. The actual future value of such options may, of course, be higher or lower than these arbitrary formulaic estimates.

     On March 17, 2006 conditional awards of stock options were made to the CEO and a number of other senior executives. These awards are contingent upon the approval of the 2006 Incentive Compensation Plan by the Company's Shareholders. The value of such awards, as are shown in the CEO's and other executives' compensation tables for 2005, have been calculated on a proforma basis using the Black-Scholes option valuation model and Old Republic's closing stock price as of March 16, 2006. Accordingly both the strike price and the value of the options will be recalculated as of May 26, 2006 in the event the 2006 Incentive Compensation Plan is approved by the Company's Shareholders.
(c)  Cash Other includes: health insurance and other minor items.
(d) Deferred Other includes: group term life insurance, ESSOP contributions, and other minor items.
(e) Total book return represents the sum of each year's dividend yield as a percentage of book value per share at the beginning of the year plus the year's percentage change in such book value. Total market return represents the sum of the annual percentage change in the closing price per share, and each year's cash dividend as a percentage of the closing price at the preceding year-end.

Employee Benefit Plans

     The Committee also administers the Company's employee benefit plans. Such plans are an important part of the Company's compensation structure and provide eligible employees, including the CEO and other executive officers, with an opportunity and incentive to increase their base salaries.

Key Employee Performance Recognition Plans: Effective January 1, 2005, the Company adopted a new Key Employee Performance Recognition Plan (the "KEPRP"). At the same time, the Company, while leaving its former plan in place, declared that no further awards would be made under that plan. Under the Company's KEPRP, which is similar to the Company's former plan, a performance recognition pool is established each year for allocation among eligible key employees of the Company and its participating subsidiaries, including the CEO and other executive officers. Employees eligible to share in this pool are selected by the Committee in consultation with the CEO. The Committee makes the sole determination with regard to the CEO's performance, eligibility and award. After continuing plan participants are credited with a certain portion of the year's pool for an earnings multiplier, the CEO recommends the allocation of the balance of the pool to participants in the plan, other than to himself. Up to 50% of any one year's pool amount may be carried forward for up to three years for later allocation. In designating eligible employees and determining amounts to be allocated, the Committee consults with the CEO and considers the positions and responsibilities of the employees, the perceived value of their accomplishments to the Company, their expected future contributions to Old Republic and other relevant factors. The Committee's evaluation of all such factors is subjective.

     Each year's pool amount takes into account pre-established objectives approved by the Compensation Committee for return on equity and year over year growth in earnings. Calculation of the pool is made in accordance with a detailed formula which takes into account (a) the eligible participating employees' annual salaries, (b) the current year's earnings in excess of the prior year's earnings (excluding income from realized investment gains or losses), multiplied by a factor determined by the increase in the Company's earnings per share, and (c) the latest year's return on equity in excess of a minimum target return on equity equal to two times the mean of the five-year average post-tax yield on 10-year and 20-year U.S. Treasury Securities. The pool is, in turn, limited to a percentage of plan participants' aggregate annual base salaries, ranging from 10% to 150%, depending upon the amount by which the current year's actual return on equity exceeds the minimum target return on equity for the year. There is no prescribed limit as to how much of the year's available pool may be awarded to each participant.

     There is an immediate payment in cash of 50% of any award made, as well as 50% of the multiplier factor applied to the deferred balances of prior years' participants; the balance of the award vests at the rate of 10% per year of participation. The deferred balance(s) have not previously accrued interest although there will be an interest factor applied to them beginning with 2005 deferred awards. An interest factor is similarly included in the Proposed 2006 Incentive Compensation Plan. Pursuant to the plan, participants become vested in their account balances upon total and permanent disability, death, upon the earlier of attaining age 55 or being employed for 10 years after first becoming eligible or upon a change of control of the Company. Benefits are payable in a set number of equal installments, beginning no earlier than age 55 following termination of employment, death, disability, retirement or a change of control of the Company. Distributions for Executive Officers can begin no earlier than six months following their termination from service.

     In addition to the KEPRP, the Company also maintains a number of separate plans for several individual subsidiaries or separate operating centers. Such plans provide for the achievement of certain financial results and objectives as to each such subsidiary or operating center. Messrs. Nard and Yeager do not participate in the Company's KEPRP. Rather, they participate in KEPRP plans applicable to the subsidiaries and operating centers with which they are principally associated. Each of these plans operates in the same basic fashion as the Company's KEPRP. The pools for each plan, including the Company's KEPRP, are established according to detailed formulas that take into account the annual increase in earnings, the return on equity in excess of a minimum target percentage, and other factors pertinent to each operating center. Each separate subsidiary's or operating center's plan has a cash and deferred element, except for a few separate plans used for transaction - driven businesses, such as title insurance, which have historically been cash basis plans. Mr. Kellogg participates in both the Company's KEPRP and to a smaller extent in a similar plan maintained for a separate subsidiary.

Stock Option Plan: The Company believes that key employees, including the CEO and other executive officers, who are in a position to make a substantial contribution to the long-term performance and direction of the Company should have a stake in its on-going success. To encourage growth in shareholder value and a long-term commitment to the success of the Company's business, the Company maintains a non-qualified stock option plan for key employees of the Company and its participating subsidiaries. As a result of the Company's wish to encourage employees, stock option grants have not been limited to executive officers but have been widely made to its employees. The Corporation's Stock Option Plan (the "Plan") was approved by the Company's shareholders in 2002 and replaced a similar non-qualified stock option plan that had been adopted 10 years earlier. The decision to award stock options pursuant to the Plan and the factors that contribute to the amount of such awards are the same basic factors as those set forth under "Compensation Policies" herein.

     The performance factors the Committee considers include the achievements of the individual key employee, the overall performance of the Company and the likelihood of future contributions to the Company's successful growth by the individual key employee. The relative significance of these and all other factors with respect to awards granted to the CEO and other executive officers is determined subjectively by the Committee. The Plan has provided for the issuance of options for up to an aggregate of 6% of the Company's Common Stock issued and outstanding at the end of the month preceding the grant. The sum of option awards issued in any one year, when added to then outstanding options, may not therefore be greater than 6% of shares issued and outstanding.

     Under the Proposed 2006 Incentive Compensation Plan (the "Proposed Plan") the aggregate number of shares subject to outstanding options under all Company sponsored plans and grants shall not exceed 9% of the Company's outstanding Common Stock at the end of the month immediately preceding an option grant. Accordingly, following the approval of the Proposed Plan, the total of each year's option grants and the number of previously granted unexercised options for all other plans of the Company on the date of grant, may not exceed 9% of Common Stock then outstanding.

     The purchase price per share of Common Stock subject to an option under the Plan is fixed by the Committee. However, such purchase price may not be less than 100% of the fair market value per share of Common Stock on the date the option is granted. Optionees may exercise their options for shares of either Common Stock or, for options which were vested and exercisable as of December 31, 2004, into Series G Preferred Stock. Elections to exercise into Series G Preferred Stock may be made only on March 1, June 1, September 1, and December 1 of each year. Each share of Series G Preferred is convertible, at any time, after six months from the date of issuance, at the holders' option and five years from the date of issuance, at the Company's option, into 0.95 share of Common Stock. Series G's dividend is determined by multiplying the prime rate as of the preceding January 1 and July 1 by the stated value of the stock. The stated value as adjusted, for Series G is $10.45 per share.

     The term of each option may not be for more than 10 years from the date of grant. Options may be exercised in accordance with the following vesting schedule: ten percent at the end of the year of the grant, and thereafter, annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant they are 100% vested. If the optionee dies, retires in good standing, after age 57, or becomes disabled, vesting acceleration occurs as is described below. Under the Company's former plan, except for the grant made in 2002, which used an amended vesting schedule similar to the Plan, vesting occurs at an annual rate of 10% per year. With respect to options granted prior to 2004, an employee's right to exercise an option is accelerated if the Company's Common Stock closes on the NYSE above the vesting acceleration price established by the Committee for the option. The vesting acceleration price was established by the Committee at the time of grant at the higher of 150% of the market value of the Common Stock at the date of the grant or 100% of the book value per Common Share as of the most recent year end. For options granted prior to January 1, 2000, the vesting acceleration price established by the Committee was the higher of 150% of the market value of the Common Stock at the date of the grant or 150% of the book value per Common Share as of the most recent year end. The vesting acceleration price provision has been eliminated for options granted in 2004 and subsequent years. If a vesting acceleration occurs, an optionee may exercise his or her option for the greater of either:
10% of the number of shares covered by the option for each year that the optionee has been employed by the Company or its participating subsidiaries or the sum of the optionee's already vested shares plus 50% of the remaining unvested shares. Vesting accelerations for grants made prior to 2002 accelerate at 10% per year for each year the optionee has been employed by the Company or its subsidiaries. Vesting acceleration under the Proposed Plan will only apply in the event of a change in control of the Company or in the event of the death, disability or retirement, in good standing, after age 57, of an optionee.

Employees Savings and Stock Ownership Plan: The Company's ESSOP qualified as a 401(k) plan effective January 1, 2005. Otherwise the provisions of the plan have remained unchanged since its beginning in 1978, except that employee contributions are now treated as pre-tax contributions. Employees' savings, up to a maximum of 6%, are matched by employer contributions ranging from 20% to 140% of such savings in accordance with a formula based upon the percentages saved and the increase in the Company's average net operating earnings per share for the five years ending with the calendar year immediately prior to the year for which the contribution is made. The Company's matching contribution applies to annual compensation up to a maximum of $150,000 under the terms of the ESSOP. Employer contributions are invested exclusively in the Stock of the Company except that employees over age 55 and with 10 years of service credited under the Plan may diversify a portion of the employer's contributions out of the Company's Stock and into alternative investments based on their age and years of service with the Company. This diversification ranges from 25% at age 55 to 100% at age 67. The alternative investment choices are the same ones in which employee savings may be invested. Employee savings may be invested, at the employee's direction, in publicly traded mutual funds that focus on long term capital appreciation, long term capital growth, long term growth of capital and income, long term growth through investments in common stocks of U.S. and non-U.S. companies, a stock index fund portfolio, and in short or intermediate term bonds or other fixed income securities. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, dying, or upon the earlier of attaining age 65 or being employed for 6 years. Vesting also occurs in increments of 20% a year, beginning after one year of service. Benefits are payable upon termination of service, death or disability, or following retirement and subject to minimum distribution requirements set out in Treasury regulations under the Internal Revenue Code. At the election of the participant, benefits derived from employer contributions are payable either in cash or the Company's Common Stock.

RMIC Profit-Sharing Plan ("Profit Sharing Plan"): Mr. Nard participates in the Company's ESSOP as well as in the RMIC Profit Sharing Plan, a 401(k) qualified plan. The RMIC Profit Sharing Plan covers substantially all employees of RMIC and its affiliates. Contributions to the plan are determined annually by RMIC's Board of Directors, and voluntary contributions of up to 10% of annual income are permitted. Employees' contributions are invested, at the employees' direction, in a number of publicly traded mutual funds and employees may elect to purchase the Company's Common Stock as an investment option. RMIC Profit Sharing Plan participants' interests vest in increments of 10% of contributed amounts beginning with 40% after one year and extending to 100% after seven years. Account balances are payable upon death or permanent disability. Normal retirement is at age 65 and the Profit Sharing Plan provides for early retirement at age 50 with ten years of service. Benefits upon retirement may be received as a monthly annuity, periodic cash payments, or in a lump-sum distribution, at the participant's election.

                                             Compensation Committee
                                             John M. Dixon, Chairman
                                             Harrington Bischof
                                             Wilbur S. Legg
                                             John W. Popp
                                             Arnold L. Steiner
                                             Dennis P. Van Mieghem
                                             William G. White, Jr.

Executive Compensation

     The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer, each of the four other most highly compensated executive officers and the Chief Financial Officer of the Company for services rendered in all capacities during each of the Company's fiscal years ended December 31, 2005, 2004 and 2003:

                                                 SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term
                                                       Annual Compensation               Compensation
                                                  -------------------------------       -------------
           (a)                     (b)                (c)                (d)                 (e)                 (f)
                                                                                         Securities
                                                                                         Underlying
Name and                                                                                   Option              All Other
Principal Positions                Year            Salary (1)         Bonus (2)          Awards (3)        Compensation (4)
---------------------------      ---------       -------------       ------------       ------------       -----------------
A.C. Zucaro                        2005             $ 711,279         $1,096,929            280,000  (5)      $  25,313
President & Chief                  2004               693,203            662,400            112,500              24,598
Executive Officer                  2003               677,700          1,178,700            346,875              17,640

James A. Kellogg                   2005               357,400            421,948             60,000  (5)         19,135
Senior Vice President              2004               344,067            375,260             37,500              25,083
General Insurance                  2003               330,367            275,000             25,000              14,701

Spencer LeRoy III                  2005               378,364            372,513             64,000  (5)         18,430
Senior Vice President,             2004               366,257            302,533             62,500              16,536
Secretary & General                2003               352,866            309,951             62,500              16,496
Counsel

Karl W. Mueller (6)                2005               325,000            253,275             35,000  (5)         19,522
Senior Vice President &            2004                81,250            220,000             12,500                 245
Chief Financial Officer                                                                      37,500

Christopher S. Nard (7)            2005               305,167            757,856             75,000  (5)         44,482  (8)
Senior Vice President
Mortgage Guaranty

Rande K. Yeager (9)                2005               275,483            620,000             15,000  (5)         10,710
Senior Vice President              2004               265,483            618,500             13,750              15,890
Title Insurance                    2003               252,950            900,000             18,750              17,081
=============================================================================================================================

(1) Includes base salary and fees paid for services as a director of the Company or its subsidiaries.
(2) Includes combined cash and deferred incentive compensation awards granted under the Company's KEPRP and similar plans maintained for different subsidiaries of the Company. In this table, both the cash and deferred portion of the KEPRP as well as stock option awards are attributed to the year on which the award was largely based, even though the award was granted in the following year. KEPRP awards are made 50% in cash and 50% deferred except for the plan under which Mr. Yeager participates which does not defer any part of the award granted. The deferred amounts included in this column are usually not payable before the person retires at 55 years of age or later; prior to 2005, the deferred portions do not accrue interest and are included in this column without a present value discount.
(3)  As adjusted for the stock dividend paid December 30, 2005.
(4) Includes the employer matching contribution to the Company's ESSOP, the amount of premium for the Company's group term life insurance plan attributed to the compensation of executive officers of the Company, the value of the personal use of vehicles provided, the amount of premium paid for by the Company for health insurance, and the value of meals or club dues paid for by the Company. For 2005, the Company's matching ESSOP contribution for each executive officer was $4,950. For 2005, $9,753, $1,242, $2,322, $810, $204 and $1,290 were attributed to the compensation of Messrs. Zucaro, Kellogg, LeRoy, Mueller, Nard and Yeager, respectively, for group term life insurance premiums paid by the Company under a program available to all of its eligible employees.
(5) A conditional stock option award based largely on 2005 performance was made by the Compensation Committee on March 17, 2006 contingent upon the approval of the 2006 Incentive Compensation Plan (the Proposed Plan) by the Company's Shareholders. This award shall be null and void if shareholder approval of the Proposed Plan is not obtained within twelve months of the date of the award.
(6)  Mr. Mueller became an executive officer of the Company on October 1, 2004.
(7)  Mr. Nard became an executive officer of the Company effective June 1, 2005.
(8) Includes $21,000 as the vested amount accrued for Mr. Nard in the RMIC Profit Sharing Plan for 2005.
(9) Mr. Yeager became an executive officer of the Company effective March 21, 2003.

Retirement Plans

     The Company maintains the Old Republic International Corporation Salaried Employees Restated Retirement Plan (the "Company Plan") for its employees and those of participating subsidiaries who have continuously been employed prior to December 31, 2004. Persons whose employment commenced on or after January 1, 2005 are not eligible for the Company Plan but may participate in the Company's ESSOP. The Company Plan, which is noncontributory, provides for benefits based upon 1.5% of the participant's "Final Average Monthly Earnings" (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service which results in the highest "Final Average Monthly Earnings") multiplied by the participant's years of service. Earnings equal base salary and commissions, but excludes cash and deferred incentive compensation awards granted under the Company's KEPRP.

     The following table sets forth the estimated annual benefits payable under the Company Plan to an employee, upon retirement at December 31, 2005, at age 65 after specified years of service:

      Highest Average                                       Estimated Annual Retirement Income for
    Annual Earnings of                                      Representative Years Credited Service*
     the 5 Consecutive        -----------------------------------------------------------------------------------------------
   Plan Years Out of the
    Last 10 Plan Years             5              10               15               20              25               30
  -----------------------     ------------    ------------     ------------    -------------    ------------    -------------
         $ 200,000               $ 15,000        $ 30,000         $ 45,000         $ 60,000        $ 75,000         $ 90,000
           300,000                 22,500          45,000           67,500           90,000         112,500          135,000
           400,000                 30,000          60,000           90,000          120,000         150,000          180,000
           500,000                 37,500          75,000          112,500          150,000         187,500          225,000
           600,000                 45,000          90,000          135,000          180,000         225,000          270,000
         $ 700,000               $ 52,500        $105,000         $157,500         $210,000        $262,500         $315,000
  ============================================================================================================================

     *Amounts shown in the table above which exceed $220,000 - - the maximum allowed by law for a qualified plan in 2006 - - would only be payable to a qualified participant under the Old Republic International Corporation Executive's Excess Benefit Plan described below.

     The amounts shown in the chart are computed on the basis of straight life annuity amounts and are not subject to offsets for any Social Security payments. At December 31, 2005, Mr. Zucaro was credited with 28 years of service, Mr. Kellogg was credited with 27 years of service, and Mr. LeRoy was credited with 12 years of service, for purposes of the Plan. Mr. Mueller is eligible for participation but is not yet credited with a full year of service for the Plan. Mr. Yeager does not participate in the Plan as employees of the Old Republic National Title Group participate in the Old Republic National Title Group (ORNTG) Plan instead of the Company Plan. The ORNTG Plan operates in the same basic fashion as the Company's Plan except that benefits are calculated differently. The monthly benefit is 1.20% of the participants Final Average Monthly Earnings up to the Social Security Integration Level times the participant's years of credited service limited to a maximum of 30 years. At December 31, 2005, Mr. Yeager was credited with 17 years of service and his highest average annual earnings for the purpose of this plan was approximately $239,273. Mr. Nard did not participate in the plan because employees of Republic Mortgage Insurance Company (RMIC) participate in the RMIC Profit-Sharing Plan instead of the Company Plan.

     At December 31, 2005, the highest average annual earnings for purposes of the above computations under the Company Plan were approximately $616,000 for Mr. Zucaro, $294,033 for Mr. Kellogg and $346,999 for Mr. LeRoy. The differences between such amounts and the Annual Compensation amounts shown for Messrs. Zucaro, Kellogg, LeRoy and Yeager in the Summary Compensation Table on page 13 are threefold: the above figures are averages of annual base salaries over the past 5 years, do not include directors' fees, nor include any form of incentive compensation awards.

     The Company also maintains the Old Republic International Corporation Executive's Excess Benefit Plan (the "Excess Benefit Plan") to provide certain key executives with pension benefits in excess of the benefits provided by the Company Plan. The Excess Benefit Plan is administered by the Executive Committee of the Board of Directors, which selects the employees to participate in the Excess Benefit Plan from those who are participants in the Company Plan. As of December 31, 2005, Messrs. Zucaro and LeRoy are the only approved executive officers who qualified for participation under this Excess Benefit Plan as this plan was terminated relative to any additional participants as of December 31, 2004.

Option Grants in 2005

     The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company listed in the Executive Compensation Table during the Company's 2005 fiscal year:

                                           Option Grants in 2005 (1)
----------------------------------------------------------------------------------------------------------------
           (a)                      (b)             (c)           (d)             (e)                 (f)

-------------------------------------------
            Individual Grants
-------------------------------------------
                               Number of        % of Total                                     -----------------
                               Securities         Options                                         Grant Date
                               Underlying       Granted to                                         Present
                               Options           Employees      Exercise       Expiration         Value Per
Name                           Granted (2)        in 2005        Price           Date           Black-Scholes(3)
---------------------------    ------------    ------------    -----------    -----------      -----------------
A. C. Zucaro                       112,500           5.56        $ 18.41        12/31/14         $      486,990
James A. Kellogg                    37,500           1.85          18.41        12/31/14                162,330
Spencer LeRoy III                   62,500           3.09          18.41        12/31/14                270,550
Karl W. Mueller                     12,500            .62          18.41        12/31/14                 54,110
Christopher S. Nard                 53,125           2.63          18.41        12/31/14                229,967
Rande K. Yeager                     13,750            .68        $ 18.41        12/31/14         $       59,521
================================================================================================================

(1) Options awarded in 2005 were largely based upon the Company's aggregate performance for the three years ended December 31, 2004.
(2) See the Report of the Compensation Committee on Executive Management Compensation "Stock Option Plan" regarding the vesting of stock options.
(3) The value of options is calculated pursuant to the Black-Scholes model which is also utilized in expensing stock option awards in the Company's financial statements. The option values represent the estimated present value as of the date options were granted. The significant assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following:
     a) Options are issued with an exercise price equal to the fair market value of stock on the date of issuance.
     b) The term of each option is 10 years (unless otherwise shortened or forfeited due to termination of employment).
     c) The model assumes an interest rate of 4.626% which is the interest rate on U.S. Treasury securities on the date of grant with maturity dates corresponding to that of the expected option lives.
     d) An expected volatility of 25.975% is calculated using daily stock prices for the period prior to the grant date corresponding with the expected option life.
     e) An expected annual dividend yield of 3.8244% is assumed.
     The ultimate value of the options will depend on the future market price of the Company's Common Stock which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value over the exercise price on the date the option is exercised. The number of options granted and their exercise price have been adjusted to reflect the Company's Stock Dividend of December 30, 2005.

     The following table shows certain data relative to stock option awards granted and applicable to the five compensation years ended December 31, 2005.

                                     (Amounts in Thousands, Except Percentages)
-------------------------------------------------------------------------------------------------------------------
     (a)               (b)              (c)            (d)               (e)             (f)               (g)
                                                           Options Granted                  Value of Options
                  Total Shares         Pretax                for the Year                        Granted
                   Outstanding       Operating      ------------------------------    -----------------------------
  Issuance          at End of        Income for        # of          % of Shares           $          % of Pretax
    Year           Prior Year        Prior Year       Shares         Outstanding         Value          Income
------------     --------------    -------------    -----------    ---------------    -----------    -------------
    2001               221,725        $ 392,800        2,152.5             .97%          $ 9,320           2.37%
    2002               223,082          476,900        2,133.0             .96            11,795           2.47
    2003               226,122          546,800        2,313.7            1.02             8,815           1.61
    2004               227,007          660,400        2,525.6            1.11            13,689           2.07
    2005               228,204        $ 603,000        2,057.5             .90%          $ 8,930           1.48%
===================================================================================================================
-------------------------------------------------------------------------------------------------------------------

(e)  Column (d) / Column (b).
(f)  Column (d) x Options valued @ $4.33 (2001), $5.53 (2002), $3.81 (2003),
         $5.42 (2004), and $4.33 (2005). Assuming that 2,505,000 options are ultimately granted in 2006 the approximate Black-Scholes value calculated as of March 16, 2006 in column (f) would be $12,515 or 2.07% of 2005's Pretax Income.
(g)  Column (f) / Column (c).

Aggregate Options Exercised in 2005 and Option Values at December 31, 2005

     The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 2005 fiscal year and the number and value of exercisable and unexercisable options to purchase shares of Common Stock held at the end of the Company's 2005 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                       Aggregated Option Exercises in 2005
                     and Option Values at December 31, 2005
----------------------------------------------------------------------------------------------------------------------------
         (a)                  (b)             (c)                      (d)                                 (e)
                                                               Number of Securities               Value of Unexercised
                             Shares                           Underlying Unexercised                  In-the-Money
                           Acquired on       Value              Options at 12/31/05                Options at 12/31/05
Name                        Exercise        Realized         Exercisable/Unexercisable         Exercisable/Unexercisable(1)
-----------------------  --------------  ---------------   -----------------------------     --------------------------------
A. C. Zucaro                   -               -               1,136,718 /  499,219               $6,331,526 /  $1,332,633
James A. Kellogg               -               -                  41,857 /   55,425                  264,325 /     132,501
Spencer LeRoy III              -               -                 305,000 /  124,219                2,471,224 /     322,640
Karl W. Mueller                -               -                  10,625 /   39,375                   12,531 /      57,094
Christopher S. Nard            -               -                 301,563 /  128,813                2,175,697 /     378,242
Rande K. Yeager             32,250         $ 274,500              22,657 /   32,344                  $89,612 /     $82,765
=============================================================================================================================

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 2005 and the option exercise price per share multiplied by the number of shares subject to options.

Equity Compensation Plan Information at December 31, 2005

     The following table sets forth certain information regarding securities authorized for issuance under equity compensation plans as of year end 2005. The Company only has equity compensation plans that were approved by the Company's shareholders.

                                                      Number of                                      Number of securities
                                                  securities to be                                 remaining available for
                                                issued upon exercise       Weighted-average         future issuance under
                                                   of outstanding         exercise price of       equity compensation plans
                                                  options, warrants      outstanding options,       (excluding securities
 Plan Category                                        and rights         warrants and rights       reflected in column (1))
 ------------------------------------------    ----------------------   ---------------------    ---------------------------
                                                         (a)                     (b)                          (c)
 Equity compensation plans approved
   by security holders...................           12,226,170                $ 15.76                    1,508,354

 Equity compensation plans not
   approved by security holders..........                -                       -                           -

                                               ----------------------   ---------------------    ---------------------------
        Total............................           12,266,170                $ 15.76                    1,508,354
 ===========================================================================================================================

(1) At year end 2005, the aggregate number of shares subject to outstanding options under all Company sponsored plans and grants could not exceed, at any time, 6% of the Company's outstanding Common Stock. Under the Proposed 2006 Incentive Compensation Plan, the aggregate number of shares subject to outstanding options under all company sponsored Plans and grants shall not exceed 9% of the Company's outstanding Common Stock at the end of the month immediately preceeding an option grant.

Comparative Five-Year Total Market Returns

     The following table, prepared on the basis of market and related data furnished by Standard & Poor's Total Return Service, reflects total market return data for the most recent five calendar years ended December 31, 2005. For purposes of the presentation, the information is shown in terms of $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding year. The $100 investment is deemed to have been made either in Old Republic Common Stock, in the S&P 500 Index of common stocks, or in an aggregate of the common shares of the Peer Group of publicly held insurance businesses selected by Old Republic. In each instance the cumulative total return assumes reinvestment of cash dividends on a pretax basis.

     The information utilized to prepare this table has been obtained from sources believed to be reliable, but no representation is made that it is accurate or complete in all respects.

                   Comparison of Five Year Total Market Return
        OLD REPUBLIC INTERNATIONAL CORPORATION vs. S&P 500 vs. Peer Group
                  (For the five years ended December 31, 2005)
--------------------------------------------------------------------------------



                               {GRAPHIC OMITTED]















               Dec 00     Dec 01     Dec 02      Dec 03      Dec 04      Dec 05
              -------    -------    -------     -------     -------     -------
ORI           $100.00     $89.40     $91.27     $129.88     $132.24     $146.14
S&P 500        100.00      88.11      68.64       88.33       97.94      102.75
Peer Group     100.00      91.97      79.04       98.98      110.63      129.29
--------------------------------------------------------------------------------
     The Peer Group consists of the following publicly held corporations selected by the Company for its 2000 to 2005 comparison: Ace Limited, American Financial Group, Inc., The Chubb Corporation, Cincinnati Financial Corporation, Fidelity National Financial, Inc., First American Corporation, MGIC Investment Corporation, Ohio Casualty Corporation, Radian Group Inc., SAFECO Corporation, St. Paul Travelers Companies, Inc. and XL Capital Ltd. The composition of the Peer Group has been approved by the Compensation Committee and consists of the same companies as last year's Peer Group.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The following tables list all nominees and continuing directors of the Company. Four Class 1 Directors are to be elected to hold office for a term of three years and until their successors are elected and qualified. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     On February 23, 2006, Mr. White advised the Company that he was retiring from the Board and would not stand for reelection in 2006. At this meeting, the Board recommended Mr. Steven R. Walker as a Class 1 Director to replace Mr. White. The Board also voted to add a fourteenth directorship and elected Mr. Leo
E. Knight, Jr. to the newly-created position, effective as of its regularly scheduled meeting on August 24, 2006. Mr. Knight will serve as a Class 3 director, as the Company's By-Laws require that the directors be assigned as equally as possible among each of the three Classes. The Class 3 directors' current terms expire in 2008.

     Both Messers. Walker and Knight were recommended as directors by the Company's Nominating Committee which is composed of five independent directors, at the suggestion of one of the Company's independent directors. No fee was paid to any third party to identify, evaluate or assist in identifying or evaluating these directors or any other potential directors.

                                                                 Positions with Company, Business Experience and
Name                                             Age             Other Directorships
--------------------------------------     -----------------     -------------------------------------------------------------
Nominees for Election
---------------------

CLASS 1 (Term expires in 2006)

Harrington Bischof                                71             Director    since  1997;   President   of  Pandora   Capital
                                                                 Corporation    since   1996;    formerly    Senior   Advisor
                                                                 Prudential Securities, Inc.

Peter Lardner                                     73             Director since 1985;  retired;  prior  to 2002, Chairman  of
                                                                 the   Board   of   Bituminous   Casualty   Corporation,    a
                                                                 subsidiary of the Company.

Charles F. Titterton                              64             Director  since  August  2004;  retired;  Formerly  Director
                                                                 Insurance Group with Standard & Poor's Corp. until 2003.

Steven R. Walker                                  60             Director   nominee;  retired;  formerly  Senior Counsel  and
                                                                 Partner  with   Leland,  Parachini,   Steinberg,  Matzger  &
                                                                 Melnick, LLP, attorneys, San  Francisco,  California,  which
                                                                 has  been  retained  as  counsel  for  Old   Republic  Title
                                                                 Company,  a subsidiary  of the  Company,  during  more  than the last five years.

------------------------------------------------------------------------------------------------------------------------------

Continuing Members
------------------

CLASS 2 (Term expires in 2007)

Jimmy A. Dew                                      65             Director   since  1980;   Sales   Group  Manager  and   Vice
                                                                 Chairman  of   Republic   Mortgage   Insurance   Company,  a
                                                                 subsidiary  of  the  Company,  for more  than  the past five years.

John M. Dixon                                     66             Director   since    2003;   retired;   Director  of   Amsted
                                                                 Industries   Incorporated,   Chicago,   Illinois;   formerly
                                                                 Chief  Executive  Partner with  the  law firm of Chapman and
                                                                 Cutler, Chicago, Illinois until his retirement in 2002.

Wilbur S. Legg                                    83             Director  since  1969; retired;  formerly   Partner of  Lord
                                                                 Bissell & Brook,  attorneys,  Chicago,  Illinois. Mr. Legg's former  firm  has  been  retained  by the Company as counsel during more than the last two fiscal years.

John W. Popp                                      83             Director  since 1993;  retired; formerly  Partner  with  the accounting firm of KPMG LLP until 1982.

Dennis P. Van Mieghem                             65             Director  since  August  2004;  retired;   formerly  Partner
                                                                 with the accounting firm of KPMG LLP until 1998.

------------------------------------------------------------------------------------------------------------------------------

Continuing Members (Cont'd)
---------------------------

CLASS 3 (Term expires in 2008)

Leo E. Knight, Jr.                                60             Director,  effective   August 24,  2006;  retired;  formerly
                                                                 Chairman  and   Chief  Executive  Officer  of  National City
                                                                 Mortgage  Company, Dayton, Ohio, an insured of the Company's subsidiary, Republic Mortgage  Insurance Company,  for  more than the past five years. Mr. Knight  is  also a director of
                                                                 Merscorp, Inc.

William A. Simpson                                64             Director   since  1980;   Chairman  of  Republic    Mortgage
                                                                 Insurance  Company ("RMIC"),  a subsidiary  of  the Company, for more  than the past  five  years. Prior  to June 1, 2005
                                                                 he  was also  Senior  Vice  President of  the   Company  and
                                                                 President and Chief Executive Officer of RMIC.

Arnold L. Steiner                                 68             Director  since 1974;  retired  for more than the  past five
                                                                 years; formerly   President  of  Steiner  Bank,  Birmingham,
                                                                 Alabama.

Fredricka Taubitz                                 62             Director since 2003; Director  of WFS  Financial  Inc. since
                                                                 January 2003; until 2000, Executive Vice President and Chief
                                                                 Financial Officer of Zenith  National  Insurance Corp. Until
                                                                 1985, Partner with the accounting firm of Coopers & Lybrand, now PricewaterhouseCoopers LLP.

A. C. Zucaro                                      66             Director since 1976; Chairman of  the Board, Chief Executive
                                                                 Officer   and  President   of   the   Company   and  various
                                                                 subsidiaries for more than the past five years.

-----------------------------------------------------------------------------------------------------------------------------

Board of Directors Recommendation

     The Board of Directors recommends a vote FOR the Class 1 Directors that are listed as nominees. Proxies solicited by the Board of Directors will be voted for the election of these nominees unless shareholders specify to the contrary in their proxies.

                                   Proposal 2

             Approval of the Old Republic International Corporation
                        2006 Incentive Compensation Plan

     This proposal is to approve the Old Republic International Corporation 2006 Incentive Compensation Plan (herein called "the Proposed Plan")

Background

     On February 23, 2006, the Board of Directors approved the Proposed Plan and recommended that it be submitted to the Company's shareholders for their approval and adoption within twelve (12) months. If approved by the shareholders, the Proposed Plan will be effective as of February 23, 2006. The following summary of the Proposed Plan is qualified in all respects by reference to the provisions of the Proposed Plan, a copy of which is attached hereto as Exhibit B.

     The Company presently maintains the 2002 Old Republic International Corporation Non-Qualified Stock Option Plan ("the Stock Option Plan") and the Key Employee Performance Recognition Plan (the "KEPRP") for key employees of the Company and its wholly owned subsidiaries. Both the Stock Option Plan and KEPRP are described in their respective sections on pages 10 and 11. If the Proposed Plan is approved by the Shareholders of the Company, no additional stock options under the Stock Option Plan or awards under the KEPRP will be made and these plans will terminate. However, options granted and awards made under them will continue to remain outstanding until they expire, are exercised, are paid out or are forfeited. No options under the Stock Option Plan will be re-priced or surrendered in exchange for options under the Proposed Plan, nor will any awards or balances under the KEPRP be changed or surrendered in exchange for the awards under the Proposed Plan.

Purpose of the Proposed Plan

     The purpose of the Proposed Plan is to promote the interests of the Company and its shareholders by providing key individuals on whom rests major responsibilities for the present and future success of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and cash or deferred compensation as an incentive that will encourage them to put forth their maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, it is believed that the Proposed Plan will aid the Company in attracting and retaining key individuals of outstanding ability.

Summary of the Proposed Plan

     The Proposed Plan is similar to the Company's current Stock Option Plan and would also permit cash and deferred performance awards similar to those under KEPRP. Under the Proposed Plan, an award to a participant may be in the form of a stock option, other stock-based awards, cash or a combination of these. Any individual selected by the Compensation Committee as being in a position to affect materially the profitability and growth of the Company, is eligible to receive an award under the Proposed Plan. On December 31, 2005 approximately 545 officers and key employees were participants in the Company's Stock Option and KEPRP Plans and it is anticipated that a similar number will be eligible under the Proposed Plan. Shown below is information concerning conditional awards under the Proposed Plan which were largely based on performance in 2005.

                                   2006 Incentive Compensation Plan Awards
-------------------------------------------------------------------------------------------------------------

                                                          Performance          Number            Value of
Name                   Principal Positions                   Award         of Options (1)     of Options (2)
--------------------------------------------------------------------------------------------------------------
A.C. Zucaro            President & Chief
                       Executive Officer                       -              280,000          $  1,475,600

James Kellogg          Senior Vice President
                       General Insurance                       -               60,000               316,200

Spencer LeRoy III      Senior Vice President,
                       Secretary & General                     -               64,000               337,280
                       Counsel

Karl W. Mueller        Senior Vice President &
                       Chief Financial Officer                 -               35,000               184,450

Chris Nard             Senior Vice President
                       Mortgage Guaranty                       -               75,000               392,250

Rande K. Yeager        Senior Vice President
                       Title Insurance                         -               15,000                79,050

All Executive Officers as a Group.                             -              542,500             2,855,975
All Non-Executive Directors as a Group.                        -              105,000               553,350
All Employees as a Group.                                      -              980,500          $  5,167,235
===============================================================================================================

(1) On March 17, 2006, options for 1,524,500 shares were awarded to employees under the 2002 Stock Option Plan. The number of shares remaining available for option awards was too few for any awards to Executive Officers and certain other senior executive officers, and they received none. Instead, conditional awards in the aggregate amount of 980,500 shares were recommended by the Company's Compensation Committee and approved by its directors, under the Proposed Plan. These awards shall be null and void if shareholder approval of the Proposed Plan is not obtained within twelve months of the date of the awards.
(2) The option grant price of the shares awarded and the dollar value of these options were not determinable when granted. The exercise price, per share, of these options will be the closing price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on the date of the approval of the Proposed Plan. The Company has assigned values to these conditionally awarded options using the Black-Scholes model. These values were arrived at by using the closing price on the NYSE of the Company's Common Stock on March 16, 2006 and applying assumptions similar to those outlined in footnote (b) on page 10. These valuations are solely intended to be used for illustration purposes in connection with this table.

The Compensation Committee of the Board of Directors, which currently consists of Messrs. Bischof, Dixon, Legg, Popp, Steiner, Van Mieghem and White, shall administer the Proposed Plan. None of the members of the Compensation Committee has within the last year participated in any stock option, KEPRP or other employee benefit plan of the Company. The Compensation Committee shall: (i) select the participants to whom awards may be granted; (ii) determine the type or types of awards, to be granted to each participant; (iii) determine the number of Stock Option Shares to be covered by each award granted hereunder;
(iv) determine the terms and conditions of any Performance Award granted hereunder; (v) determine whether, to what extent, and under what circumstances cash Performance Awards made under the Proposed Plan shall be deferred; (vi) determine whether, or to what extent and under what circumstances any award shall be canceled or suspended; (vii) interpret and administer the Proposed Plan and any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Proposed Plan or any award; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Proposed Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Proposed Plan.

     Under the Proposed Plan, the aggregate number of shares subject to Stock Options and other equity-based awards and issued pursuant to the Proposed Plan is limited to no more than 9% of the Common Stock of the Company issued and outstanding at the end of the month immediately preceding the grant ("Maximum Number"). Also, the aggregate number of option shares issued under the Proposed Plan, the Company's Current Stock Option Plan and all other Company stock options plans shall not exceed the Maximum Number.

     The purchase price per share of Common Stock subject to a Stock Option will be fixed by the Compensation Committee but shall not be less than 100% of the fair market value per share of Common Stock on the date the Stock Option is granted. The Committee shall not, without the approval of the Company's stockholders: (a) lower the option price per Share of a Stock Option after it is granted, (b) cancel a Stock Option when the option price per share exceeds the Fair Market Value of the underlying shares in exchange for another award, or (c) take any other action with respect to a Stock Option that may be treated as a re-pricing under the rules and regulations of the NYSE. The closing price per share of the Company's Common Stock on March 16, 2006 on the NYSE was $22.35.

     The term of each Stock Option shall not exceed ten years from the date granted. Under ordinary circumstances, Stock Options may be exercised only while a participant is an employee of the Company or its subsidiaries in accordance the following vesting schedule ("Normal Vesting Schedule"):

     10% in the fiscal year of the grant
     15% in the second fiscal year following the grant and 25% cumulatively 20% in the third fiscal year following the grant and 45% cumulatively 25% in the fourth fiscal year following the grant and 70% cumulatively 30% in the fifth fiscal year following the grant and 100% cumulatively

     If any change in control of the Company occurs, or if the participant dies, retires in good standing due to age, or becomes disabled, Stock Options may be exercised to the extent of the greater 10% of the number of shares covered thereby for each of the years that the participant has been employed by the Company or any subsidiary, or the Normal Vesting Schedule plus 50% of the unvested remaining shares. Whatever shares remain unvested thereafter, shall vest in accordance with the Normal Vesting Schedule. Retired participants and estates of deceased participants shall have until the earlier of the expiration of the Stock Options granted or four (4) years from the date of retirement or death to exercise all exercisable Stock Options. In the event of the termination of the participant's employment, other than by reason of retirement or death, all unexercised Stock Options held by the participant shall terminate and be forfeited.

     Performance Awards in the form of cash and/or deferred cash compensation may be granted hereunder to participants, either alone or in addition to Stock Options granted under the Proposed Plan. The performance goals to be achieved for each Performance Period shall be determined by the Committee. The terms of any Performance Award granted under the Proposed Plan shall be set forth in a written Award Agreement and the terms of Performance Awards need not be the same with respect to each participant. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. A Performance Period shall not be shorter than twelve (12) months. The amount of the Performance Award to be distributed shall be determined by the Committee.

     Except as may otherwise be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards shall be paid in cash and may be paid in lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Sections 409A of the Internal Revenue Code.

     Approval of the Proposed Plan requires an affirmative vote of the holders of a majority of the Company's Common Stock present and entitled to vote. The Board of Directors of the Company may at any time amend, suspend or terminate the Proposed Plan. No termination or amendment of the Plan may, without the consent of the individual to whom any Stock Option or Performance Award shall have been theretofore granted, adversely affect the rights of such individual.

Awards under the Proposed Plan may be granted from time to time by the Compensation Committee prior to February 23, 2016 as of which date the Proposed Plan shall terminate.

Federal Income Tax Treatment

Awards granted under the Proposed Plan will not qualify for the special tax treatment accorded to certain statutory stock options under the Internal Revenue Code (the "Code), nor is the Proposed Plan a qualified pension, profit-sharing or stock bonus plan under the Code. A participant will not recognize ordinary income for federal income tax purposes at the time of the grant of a Stock
Option or a Performance Award. However, upon the payment of cash under a Performance Award or the exercise of a Stock Option, the participant will realize ordinary income in an amount measured by the value of the cash Performance Award or the value of the Option share on the date of exercise over the option price for the Stock Option, if any, and the Company shall be entitled to a corresponding deduction, subject to the requirements of Section 162(m) of the Internal Revenue Code. To comply with the requirements of Section 162(m), the Proposed Plan sets a limit of 2,000,000 option shares or other stock unit awards representing no more than 400,000 shares for any participant during a 36-month period and $3,000,000 to any participant in cash and deferred performance awards during any 12-month period. The Company is required for federal income tax purposes to withhold tax on such income realized through the exercise of a Stock Option or the payment of a cash Performance Award. Upon a subsequent disposition of shares, acquired by a Stock Option the participant will realize short-term or long-term capital gain or loss, depending on the term the stock is held after the date of exercise, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

Vote Required

     The Proposed Plan will not become effective unless approved by the Company's Shareholders. The affirmative vote of the holders of a majority of the Company's securities present at the meeting who are entitled to vote on the proposal is required to approve the Proposed Plan.

Board of Directors Recommendation

     The Board of Directors recommends a vote FOR the approval of the 2006 Incentive Compensation Plan. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless shareholders' specify to the contrary in their proxies.

                                VOTING PROCEDURES

     The General Corporation Law of the State of Delaware specifies that in the absence of contrary requirements in a corporation's Certificate of Incorporation or By-laws, the votes on matters at Shareholders' Meetings are decided as follows: (1) Directors are elected by a plurality of the shares present in person or by proxy at the meeting and who are entitled to vote in the election,
(2) amendments to the Company's Certificate of Incorporation are determined by the affirmative vote of the majority of shares of the Company's capital stock that are outstanding and entitled to vote, and (3) all other matters are determined by the affirmative vote of the majority of the shares present in person or by proxy at the meeting and who are entitled to vote on the subject matter.

     The Company's Certificate of Incorporation and By-laws do not require any different treatment for matters to be considered at the Company's Annual Shareholders' Meeting.

     The Company's Certificate of Incorporation and its By-laws are silent on the mechanics of voting. As a result, the General Corporation Law of the State of Delaware is controlling. Under Delaware law the votes at the Company's Annual Shareholders' Meeting will be counted by the inspectors of election required to be appointed at the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.

     Under Delaware law, abstentions are counted in determining the quorum of the meeting and as having voted on any proposal on which an abstention is voted. Therefore, on those proposals which require a plurality vote of the shares at the meeting that are entitled to vote, the vote of an abstention has no effect. However, on those proposals which require an affirmative vote of the majority of shares present in person or by proxy at the meeting, the vote of an abstention has the effect of a vote against the proposal.

     In the event of a broker non-vote arising from the absence of authorization by the beneficial owner to vote on a proposal, the shares reported are counted for the determination of a quorum for the meeting but they are not counted as having voted on the proposal where there is a non-vote. Therefore, on those proposals which require a plurality or a majority vote of the shares at the meeting that are entitled to vote, a non-vote will have no effect. However, on those proposals which require an affirmative vote of the majority of the shares outstanding who are entitled to vote, a non-vote has the effect of a vote against the proposal.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     In order for a proposal by a shareholder of the Company to be included in the Company's proxy statement and form of proxy for the 2007 Annual Meeting of Shareholders, the proposal must be received by the Company no later than December 2, 2006.

                                  OTHER MATTERS

     The Company knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

ELECTRONIC DELIVERY

     If you are a registered shareholder and have access to a computer and the Internet, you may receive future Annual Reports and Proxy Statements electronically. To sign up for electronic delivery, go to www.computershare.com. Once you sign up, you will no longer receive a printed copy of the Annual Report or the Proxy Statement, unless you request one. Each year you will receive an e-mail explaining how to access the Annual Report and the Proxy Statement at any time by contacting Computershare.

EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained D. F. King & Company of New York City, to assist in the solicitation of proxies, including delivery of proxy materials. Fees for this solicitation are expected to be approximately $6,500. The Company intends to reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.

By order of the Board of Directors.


                                                      SPENCER LEROY III
                                                      Secretary

Chicago, Illinois
March 31, 2006

                                   Exhibit A
                                   ---------

                             AUDIT COMMITTEE CHARTER

COMMITTEE'S PURPOSE

     The Audit Committee (the "Committee") is appointed by the Board of Directors of Old Republic International Corporation (the "Corporation"): (A) to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation and the effectiveness of the Corporation's internal controls over financial reporting, (2) the Corporation's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Corporation's internal audit function and independent auditors; and (B) to prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's annual proxy statement.

COMMITTEE MEMBERSHIP

     The Committee shall consist of not less than three members of the Board, one of whom shall be designated as the chairperson, appointed by the Board upon the recommendation of the Board's Nominating Committee. Each appointed member must meet the independence and experience requirements under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the "Act)", and the rules promulgated by the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"). At least one member must be an "audit committee financial expert" as defined by the Commission. No Director shall be eligible for appointment to the Committee if he or she serves on the audit committees of more than two other publicly held companies.

COMMITTEE MEETINGS

     The Committee shall meet as often as it determines, but not less frequently than once every fiscal quarter. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. A majority of the Committee members, present in person or by conference telephone or other conferencing equipment, shall constitute a quorum. The Committee may form subcommittees consisting of one or more members for any purpose it deems appropriate and may delegate to such subcommittee(s) such power and authority as the Committee deems appropriate, other than power or authority which the Committee is required by law or regulation or listing standard to exercise as a whole.

DUTIES AND RESPONSIBILITIES

     The Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the Corporation's independent auditors. The Committee shall approve all audit engagement fees and terms, shall discuss with the independent auditor the planning and staffing of the annual audit, and shall approve all non-audit engagements that may be performed by the independent auditors. The independent auditors shall report directly to the Committee, and the Committee shall be directly responsible for the oversight of the independent auditors, including resolution of disagreements between management and the independent auditors.

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisors employed by the Committee.

     The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

     The Committee, to the extent it deems necessary or appropriate, shall:

As to Financial Statement and Disclosure Matters:
------------------------------------------------

         1. Review and discuss with management and the independent auditor the Corporation's annual audited financial statements, including footnotes and disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

        2. Review and discuss with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of its Form 10-Q.

        3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any changes in the Corporation's selection or application of accounting principles, any major issues as to the effectiveness of the Corporation's internal controls over financial reporting and any steps being adopted in light of significant deficiencies or material weaknesses.

        4.     Review and discuss with the independent auditors:

                  (a) All critical accounting policies and practices that are used.

                  (b) Any major recommended alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the possible use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  (c) Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

        5. The Chief Executive Officer and/or the Chief Financial Officer shall discuss with the Committee or its Chairman any change in accounting policies, material charges or credits, and departures in disclosures or presentation in the Corporation's quarterly earnings release prior to the issuance of any release so affected.

        6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives and any off-balance sheet structures on the Corporation's financial statements.

        7. Discuss periodically with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

        8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

        9. Review disclosures made to the Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

As to Oversight of the Corporation's Relationship with the Independent Auditor:
------------------------------------------------------------------------------

       10. Review and evaluate the lead partner of the independent auditor team.

       11. At least annually, evaluate the independent auditor's qualifications, performance and independence. In making its evaluation, the Committee shall take into account the opinions of management of the Corporation and the Corporation's internal auditors. The Committee shall further ensure the rotation of the lead audit partner at least every five years. The Committee shall decide as to whether the Corporation is obtaining high quality audits and whether rotation of the independent auditing firm would be appropriate.

       12. Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

As to Oversight of the Corporation's Internal Audit Function:
------------------------------------------------------------

       13. Review the appointment and replacement of the senior internal auditing executive.

       14. Review the significant reports to management prepared by the internal auditing department and management's responses.

       15. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit, taking costs and benefits into account.

As to Compliance Oversight Responsibilities:
-------------------------------------------

       16. Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation and its subsidiaries are in compliance with applicable legal and regulatory requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Corporation's policies and procedures regarding compliance.

       17. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting and financial reporting matters, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding material accounting or auditing matters.

       18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's accounting policies, internal controls over financial reporting and financial statements and disclosures.

       19. Discuss with the Corporation's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

                                    Exhibit B
                                    ---------

                        2006 INCENTIVE COMPENSATION PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.       DEFINITIONS

         2.1. "Award" shall mean any Option, Other Stock Unit Award or any other right, interest or option relating to Shares, or other property (including cash) granted pursuant to the provisions of the Plan.

         2.2. "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, including through an electronic medium.

         2.3. "Board" shall mean the Board of Directors of the Company.

         2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.5. "Committee" shall mean the Compensation Committee of the Board, consisting of no fewer than three Directors, each of whom is (i) a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded).

         2.6. "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

         2.7. "Director" shall mean a non-employee member of the Board.

         2.8. "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person's becoming an employee of the Company or any Subsidiary.

         2.9. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.10. "Fair Market Value" of Shares as of any date shall mean the composite transactions closing price for the Shares on the immediately preceding trading date of the New York Stock Exchange, as published in The Wall Street Journal (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be an amount, not less than book value, determined by the Committee in its sole discretion.

         2.11. "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         2.12. "Option Proceeds" shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Prior Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Prior Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of any such option exercise (currently equal to the amount upon which the Participant's withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise.

         2.13. "Other  Stock  Unit  Award"  shall have the  meaning set forth in
         Section 5.1.

         2.14. "Participant" shall mean an individual who is selected by the Committee to receive an Award under the Plan.

         2.15. "Payee" shall have the meaning set forth in Section 9.1 hereof.

         2.16. "Performance  Award"  shall mean any Award  granted  pursuant  to
         Article 6 hereof.

         2.17. "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         2.18. "Permitted  Assignee" shall have the meaning set forth in Section
         8.3 hereof.

         2.19. "Prior Plan" shall mean the Amended and Restated 2002 Old Republic International Corporation Non-Qualified Stock Option Plan.

         2.20. "Shares" shall mean the shares of Common Stock of the Company, par value $1.00 per share.

         2.21. "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.22. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.       ELIGIBILITY AND ADMINISTRATION

         3.1. Eligibility. Any individuals who, in the discretion of the Committee, are in positions to affect the profitability and growth of the Company shall be eligible to be selected as Participants.

         3.2. Administration.

              (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent, and under what circumstances cash Awards made under the Plan shall be deferred; (vi) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended;
              (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

              (b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

              (c) To the extent not inconsistent with applicable law,  including
              Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded), the Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers of the Company or its Subsidiaries the right to grant Awards to Employees who are not executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not executive officers of the Company.

4.       OPTIONS

         4.1. Number of Shares Subject to the Plan.

              a) Subject to adjustment as provided in Section 8.2 hereof, the aggregate number of Shares subject to Awards and issued pursuant to this Plan shall not exceed nine percent (9%) of the Shares issued and outstanding (excluding Shares held by the Company and any of its Subsidiaries) as of the end of the month immediately preceding the granting of an Award hereunder, less the aggregate number of Shares subject to options then outstanding under the Company's Prior Plan.

              b) If any Shares subject to an Award or to an award under the Prior Plan are forfeited, expire or terminate without issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination or non-issuance, again be available for Awards under the Plan.

              c) In the event that (i) any Option granted hereunder is exercisable through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or
              (ii) withholding tax liabilities arising from such Option or Prior Plan award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan, and the Shares so tendered or withheld shall again be available for Awards under the Plan.

              d) Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan.

              e) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

         4.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, Treasury shares or shares purchased in the open market or otherwise.

         4.3. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 4 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

         4.4. Award Agreements. The Options granted pursuant to this Article 4 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to the Plan at the same time.

         4.5. Option Price. The option price per each Share purchasable under any Option granted pursuant to this Article 4 shall not be less than 100% of the Fair Market Value of such Share, as defined in Section 2.10 above. Other than pursuant to Section 8.2 hereof, the Committee shall not without the approval of the Company's stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award, or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded).

         4.6. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

         4.7. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased, together with the amount required to be withheld by the then current Internal Revenue Code and
         Regulations and applicable state income taxes. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds). The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

         4.8. Amount Exercisable. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to the following percentage limitations and any limitations with respect to the number of Shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

              (a) Options may be exercised in accordance with the following schedule of vesting:

                Annual                                                                Cumulative
                ------                                                                ----------
                10% as of December 31st of the year of the grant                          10%
                15% as of the second December 31st following the date of the grant        25%
                20% as of the third December 31st following the date of the grant         45%
                25% as of the fourth December 31st following the date of the grant        70%
                30% as of the fifth December 31st following the date of the grant;       100%

              (b) If the Participant (i) dies while in the employ of the Company or any Subsidiary, or (ii) retires in good standing from the employ of the Company or any Subsidiary after attaining age 57, or
              (iii) retires as a result of disability under the then established rules of the Company or the Subsidiary, then options shall vest to the extent of the higher of:

                    (1) 10% of  the  number  of Shares covered by the Option for each year that the Participant has been employed by the Company or any Subsidiary; or

                    (2) the  actual vested percentage determined pursuant to the schedule in subparagraph (a) above, plus 50% of the unvested remaining Shares;

              determined   as  of   the  date  of  the  Participant's  death  or
              retirement, with no additional vesting thereafter; or

              (c) If there is any Change of Control of the Company, as defined below, regardless of the resulting price per Share of stock, then options shall vest in accordance with the vesting provisions set forth in the preceding subparagraph (b) hereof, and any Shares remaining unvested thereafter shall vest in accordance with the vesting schedule in subparagraph (a) above.

              The right to purchase shall be cumulative and may be exercised as to any Shares not previously purchased during the remainder of the term of the Option.

               For   purposes   of  subparagraphs   (b) and (c) above,  years of
         employment shall be measured from the date an Employee was first employed by the Company or any Subsidiary and shall include periods of employment prior to the time when the Subsidiary or division of the Company was acquired by the Company. As used in subparagraph (c) above, the term "Change of Control" of the Company refers to: (i) the date of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares of the Company's stock would be converted into cash, securities or other property; or (ii) the date of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least 80% of the outstanding voting securities of such corporation after any such transfer; or (iii) the date of any plan or proposal for the liquidation or dissolution of the Company; or (iv) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Company or any of its Subsidiaries for the benefit of Employees of the Company or its Subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding stock; or (v) the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof.

         4.9.  Termination of Options Upon  Severance of  Employment.  Except as
         otherwise expressly provided herein, Options shall terminate immediately upon severance of the employment relationship between the Company and its Subsidiaries and the Participant for any reason, for or without cause, other than death or retirement in good standing from the employ of the Company or its Subsidiaries for reasons of age or disability under the then established rules of the Company or the Subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Subsidiary and the Participant shall be determined by the Committee at the time thereof.

              (a) Death. In the event of the death of a Participant while in the employ of the Company or any Subsidiary and before the date of expiration of an Option held by such Participant, such Option shall terminate on the earlier of its date of expiration or four
              (4) years following the date of such death. After the death of the Participant, the Participant's executors, administrators, or any person or persons to whom the Participant's Option may be transferred by will, by the laws of descent and distribution or by beneficiary designation shall have the right, at any time prior to such termination, to exercise the Option, in whole or in part. The number of Shares vested and exercisable, however, shall be determined as of the date of death, with no further vesting thereafter.

              (b)  Retirement.  If,  before the date of expiration of an Option, the Participant holding the Option shall be retired in good standing from the employ of the Company or any Subsidiary for reasons of age or disability under the then established rules of the Company or the Subsidiary, the Option shall terminate on the earlier of the normal date of expiration or four (4) years after the date of such retirement. In the event of such retirement, the Option shall be exercisable prior to the termination of such Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement unless the provisions of Section 4.8(b) hereof concerning accelerated vesting apply. An employment relationship between the Company and the Participant shall be deemed to exist during any period in which the Participant is employed by the Company or any Subsidiary. If the Participant dies after retirement, but prior to the expiration date of the Option, the Option period shall not be extended but shall terminate on the earlier of the date of expiration or four (4) years after the date of retirement. The number of Shares vested and exercisable, however, shall be determined as of the date of retirement, with no further vesting thereafter.

              (c) Change of Control of the Company. In the event of any involuntary severance of the employment relationship between the Participant and the Company or its Subsidiaries occurring within eighteen (18) months after any Change of Control of the Company, as defined in Section 4.8 hereof, such Option shall terminate on the earlier of its scheduled date of expiration or six (6) months following severance of the employment relationship.

         4.10. Requirements of Law. The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares shall constitute a violation by the holder or the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act, upon exercise of any Option, the Company shall not be required to issue such Shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such Shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. At the request of the Company to enable it to comply with the Securities Act, the person exercising the Option shall also represent in writing that the Shares acquired upon exercise of the Option are being acquired for the holder's own account for investment and not with a view to resale. In the event the Shares issuable on exercise of an Option are not registered under the Securities Act, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act.

               "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer."

         4.11. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended); and in the event any Shares are so registered the Company may remove any legend on certificates representing such Shares. The Company shall make reasonable efforts to cause the exercise of an Option or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority.

         4.12. No Rights as Shareholder. No Option holder shall have rights as a shareholder with respect to Shares covered by the Option until the date of issuance of a stock certificate for such Shares; and, except as otherwise provided in Section 8.2 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

5.       OTHER STOCK UNIT AWARDS

         5.1. Grants. Stock appreciation rights, restricted stock or other Awards of units having a value equal to an identical number of Shares ("Other Stock Unit Awards") may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

         5.2. Award Agreements. The terms of Other Stock Unit Awards granted hereunder shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

         5.3. Payment. Except as provided in Article 7 or as may be provided in an Award Agreement, Other Stock Unit Awards may be paid in Shares, cash or other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

6.       PERFORMANCE AWARDS

         6.1. Grants. Performance Awards in the form of cash may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria set forth in Section 7.2 hereof.

         6.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Performance Awards need not be the same with respect to each Participant.

         6.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee; provided, however, that a

         Performance Period shall not be shorter than twelve (12) months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

         6.4. Payment. Except as may otherwise be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards shall be paid in cash and may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

7.       CODE SECTION 162(m) PROVISIONS

         7.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 7 is applicable to such Award.

         7.2. Performance Criteria. If the Committee determines that an Award is subject to this Article 7, the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; and cash margins. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

         7.3. Adjustments. Notwithstanding any provision of the Plan (other than Section 7.5 hereof), with respect to any Award that is subject to this
         Article 7, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

         7.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of
         Section 162(m) of the Code.

         7.5. Impact of Change of Control. The terms of any Performance Award may provide in the Award Agreement evidencing the Award that, upon a "Change of Control" of the Company (as that term may be defined therein), all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed. For purposes hereof, a "Change of Control" shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board.

         7.6. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Performance Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

         7.7. Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 8.2, no Participant may be granted
         (i) Options during any thirty-six month period with respect to more than 2,000,000 Shares, or (ii) Other Stock Unit Awards that are denominated in Shares in any thirty-six month period with respect to more than 400,000 Shares. In addition to the foregoing, the maximum dollar value payable to any Participant in any twelve-month period with respect to Performance Awards is $3,000,000.

8.       GENERALLY APPLICABLE PROVISIONS

         8.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded) provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

         8.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

         8.3. Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will, living trust or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, an Award may be assigned to a beneficiary pursuant to a written designation filed with the Company during the Participant's lifetime (each transferee thereof, a "Permitted Assignee"); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that the Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section 8.3.

9.       MISCELLANEOUS

         9.1. Tax Withholding. The Company shall have the right to make all payment or distributions pursuant to the Plan to a Participant of a Permitted Assignee thereof (any such Participant or Permitted Assignee hereafter referred to as a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of the grant of any Performance Award or the exercise of an Option. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.

         9.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         9.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         9.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

         9.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

         9.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         9.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

         9.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         9.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

         9.10. Construction. As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         9.11. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         9.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois, without reference to principles of conflict of laws, and construed accordingly.

         9.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective as of February 23, 2006, subject to its approval by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company within twelve (12) months thereafter. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

         9.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         9.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

         9.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

         9.17. Shareholder Approval and Termination. This Plan shall be effective on the date it is approved by the affirmative vote of the holders of a majority of the Company's securities present and entitled to vote at a meeting duly held in accordance with the applicable laws of Delaware. It shall terminate on February 23, 2016, provided, however, that the Board may at any time amend, suspend or terminate the Plan. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall have been theretofore granted, adversely affect the rights of such Participant under such Award.

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